Exhibit 23.3

CONSENT OF JOHN F. MAYPOLE

I consent to the reference to me under the caption “Management” in the prospectus contained in the Registration Statement on Form S-1 (File No. 333-118901) of Knoll, Inc.

/s/ John F. Maypole
John F. Maypole

New York, New York

November 15, 2004